Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Hackett Group, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-87749 and 333-32342) and Form S-8 (Nos. 333-69951, 333-90635, 333-39460, 333-64542, and 333-108640) of The Hackett Group, Inc. of our reports dated March 13, 2013, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of The Hackett Group, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

Miami, Florida March 13, 2013	/s/ BDO USA, LLP Certified Public Accountants